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                                                                       EXHIBIT 1

                              INVESTMENT AGREEMENT

                          DATED AS OF NOVEMBER 28, 2000

                                      AMONG

                    SELWAY PARTNERS, LLC AND CIP CAPITAL L.P.

                                       AND

                           INSCI-STATEMENTS.COM, CORP.

         THIS INVESTMENT AGREEMENT (this "Agreement"), dated as of November 28, 2000, by and among Selway Partners, LLC, a Delaware limited liability company (the "Selway") and CIP Capital L.P., a Delaware limited partnership ("CIP" and with Selway, the "Investors") and insci-statements.com, corp. a Delaware corporation (the "Company").

         RECITALS

         A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended;

         B. Selway has previously loaned $500,000 to the Company, which loan is evidenced by a Promissory Note dated November 3, 2000 (the "Bridge Loan").

         C. The Investors wish to purchase, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of $2,000,000 of its Convertible Debentures (the "Debentures"), a portion of the proceeds of which shall be used to repay the Bridge Loan. In addition, in connection with the purchase of the Debentures, the Company wishes to issue to the Investors, on the terms and conditions stated in this Agreement, warrants to purchase shares of convertible preferred stock of the Company, and has granted an option to the Investors (or their transferees) to purchase an additional $3,000,000 of Debentures; and

         D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT E (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws;

         In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

         Section 1.1 Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings hereinafter set forth:

         "Additional Investment" has the meaning set forth in Article VIII.

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

         "Bridge Loan" has the meaning set forth in Recital B hereto.

         "CIP Fee Agreement" has the meaning set forth in Section 7.11.

         "Closing" and "Closing Date" shall have the meanings set forth in
Section 2.2.

         "Certificate of Designation" means the Certificate of Designations, in the form attached hereto as Exhibit A, setting forth the rights, preferences and privileges of the Preferred Shares.

         "Common Shares" or "Common Stock" means shares of common Stock, $.01 par value, of the Company, that may be issued by the Company upon the conversion of the Preferred Shares.

         "Common Warrant" means the Warrant to be issued at the Initial Closing to Selway Management, in the form attached hereto as Exhibit B.

         "Control" means the possession , direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Debentures" means the Company's Convertible Subordinated Debentures in the forms attached as Exhibit C1 and C2, respectively, to be issued to the Investors in accordance with the terms and conditions of this Agreement, as the same may be modified, amended supplemented from time to time.

         "Initial Closing" has the meaning set forth in Section 2.2

         "Investment Agreements" means this Agreement the Debentures, the Warrants the Registration Rights Agreement, the Management Agreement, the CIP Fee Agreement, the Security Agreement and such other agreements executed and delivered by the parties hereto pursuant to this Agreement.

         "Investors' Counsel" means Cole, Schotz, Meisel, Forman & Leonard, P.A.

         "Management Agreement" means the Management Agreement between the Company and Selway Management in the form attached hereto as Exhibits D.

         "Market Price" means the average of the closing bid prices of the Company's Common Stock over the five (5) trading days immediately preceding the applicable date.

         "Material Adverse Effect" means an effect which, either alone or in conjunction with other effects, constitutes a material adverse effect on the (i) condition (financial or otherwise), business, assets, or results of operations of the Company and its subsidiaries, taken as a whole; (ii) ability of the Company to perform any of its material obligations under the terms of this Agreement; or (iii) rights and remedies of an Investor under the terms of this Agreement.

         "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

         "Preferred Shares" or "Preferred Stock" means the shares of Series A Convertible Preferred Stock, $.01 par value, of the Company, the terms of which are set forth in the Certificate of Designations, that may be issued upon the conversion of the Debentures or the exercise of the Preferred Warrants.

         "Preferred Warrant" means the Preferred Stock Warrant in the form attached hereto as Exhibit E.

         "Registration Rights Agreement" means the Registration Rights Agreement to be dated as of the Initial Closing Date between the Company and the Investors in form attached hereto as Exhibit F.

         "SEC Filings" has the meaning set forth in Section 3.4.

         "Second Closing" has the meaning set forth in Section 2.2

         "Securities" means the Debentures, Preferred Shares, Common Shares and Warrant Shares.

         "Security Agreement" means the Security Agreement granted in favor of the Investors by the Company dated as of the Initial Closing Date in the form attached hereto as Exhibit G.

         "Selway Management" means Selway Management, Inc, a Delaware corporation.

         "Shares" means the Preferred Shares and the Common Shares.

         "Special Meeting" has the meaning set forth in Section 6.3.

         "Warrants" means collectively the Preferred Warrants and the Common Warrants.

         "Warrant Shares" means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

         "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                                   ARTICLE II.

                        PURCHASE AND SALE OF DEBENTURES

         Section 2.1 Subject to the terms and conditions set forth herein and in reliance on the representations, warranties and covenants set forth herein, on each Closing Date (as further described below) the Company shall issue and sell to the Investors the Debentures as follows:

                  (a) At the Initial Closing, each of the Investors shall purchase and the Company shall issue to each Investor, a Debenture in a principal amount of $750,000, for an aggregate purchase price of $1,500,000, and

                  (b) At the Second Closing, the Investors shall purchase and the Company shall issue to each Investor, a Debenture in a principal amount of $250,000, for an aggregate purchase price of $500,000.

         Section 2.2 Closings.

                  (a) The initial purchase and sale of the Debentures (the "Initial Closing") will take place on or before November 29, 2000 (the "Initial Closing Date") at the offices of Investors' counsel or at such other location as the Company and the Investors shall agree.

                  (b) The second purchase and sale of the Debentures (the "Second Closing") will take place on or before sixty (60) days after the Initial Closing at the offices of Investors' counsel or at such other location as the Company and the Investors shall agree. The date of the Second Closing (the "Second Closing Date") shall be set by the Investors on not less than two (2) business days prior written notice to the Company. The purchase and sale of any Debentures with respect to any Additional Investment (an "Additional Closing") will take place at the offices of the Investor's counsel or at such other location as the Company and the Investor shall agree. The date of any Additional Closing (the "Additional Closing Date") shall be set by the Investors on the date that it give notice to the Company of their intent to make an Addition Investment pursuant to Article VIII.

                  (c) At the Initial Closing:

                      (i) (A) Each Investor shall deliver by wire transfer of same day funds, to such account of the Company as the Company shall designate at least one business day before the Closing Date, $750,000;

                          (B) the Company shall deliver to each Investor:
                              (x) a Debenture in a principal amount of $750,000;
and
                              (y) a Preferred Warrant to purchase 346,154
Preferred Shares with an exercise price of $.72 per share being the closing price of a share of Common Stock on the NASDAQ Small Cap Market on November
27, 2000;

                          (C) the Company and each Investor shall execute and
deliver a cross-receipt acknowledging such purchase and sale; and

                      (ii) the Company shall issue to Selway Management, as a finder's fee, with respect to the investment being made by the Investors pursuant hereto, the Common Warrant.

                  (d) At the Second Closing:

                      (i) Each Investor shall deliver by wire transfer of same day funds, to such account of the Company as the Company shall designate at least one business day before the Second Closing Date, $250,000;

                      (ii) the Company shall deliver to each Investor:

                          (A) a Debenture in a principal amount of $250,000; and

                          (B) a Preferred Warrant to purchase 115,385 Preferred
Shares with an exercise price of $.72 per share; and

                          (C) the Company and each Investor shall execute and
deliver a cross-receipt acknowledging such purchase and sale.

                  (e) At any Additional Closing:

                      (i) each Investor shall deliver by wire transfer of same day funds, to such Account of the Company as the Company shall designate at least one (1) business day before such Additional Closing Date, the purchase price for the principal amount of Debentures being acquired at such Additional Closing;

                      (ii) The Company shall deliver to each Investor:

                          (A) a Debenture in a principal amount of the amount
of the Investor's Additional Investment; and

                          (B) a Preferred Warrant to purchase a number of
Preferred Shares equal to thirty percent (30%) of the number of Preferred Shares into which the Debentures being issued at the Additional Closing are convertible into with an exercise price of $.72 per share.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investors as follows:

         Section 3.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization. The Company and each of its subsidiaries has all requisite power and authority to own, operate and lease its properties and to conduct its business as currently conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except to the extent that the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect.

         Section 3.2 Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Investment Agreements and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Investment Agreements and the performance by the Company of its obligations hereunder and thereunder, have been duly authorized by the Company (except for the approval of the Company's shareholders as contemplated by Section 6.3), no other corporate proceeding therefor on the part of the Company or its stockholders is required. This Agreement and the other Investment Agreements are the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to the enforcement of creditors' rights and remedies or by other equitable principles of general application.

         Section 3.3 Capitalization .

                  (a) Set forth on Schedule 3.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights. Except as described in the SEC Filing, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 3.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, or to transfer any equity securities of any kind. Except as described in the SEC Filing, the Company does not know of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of the Company relating to the securities held by them. Except as set forth on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

                  (b) All of the outstanding shares of capital stock of the Company are, and as of the Closing, will be, duly authorized, validly issued, fully paid and nonassessable and none of such securities are or were at the time of issuance subject to any preemptive rights (statutory or otherwise), except such rights as have lapsed or been validly waived. The Preferred Shares issuable upon exercise of the Preferred Warrants have been duly authorized and reserved for issuance and, when issued upon exercise of the Preferred Warrants, will be validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights (statutory or otherwise), except such rights that have lapsed or been validly waived and except that if the Additional Investment is made in full the Corporation will need to amend its Certificate of Incorporation to increase the number of authorized Shares of preferred stock. The Common Shares issuable upon conversion of the Preferred Shares have been duly authorized and reserved for issuance and, when issued upon conversion of the Preferred Shares, will be validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights (statutory or otherwise), except such rights that have lapsed or been validly waived.

         Section 3.4 Delivery of SEC Filings; Business. The Company has provided the Investors with copies of the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000, and all other reports filed by the Company pursuant to the 1934 Act since the filing of the Annual Report on Form 10-KSB (collectively, the "SEC Filings"). The Company and its subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company and its subsidiaries as presently conducted.

         Section 3.5 Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company to repay the Bridge Loan and for working capital and general corporate purposes.

         Section 3.6 No Material Adverse Change. (a) Since the filing of the Company's most recent Quarterly Report on Form 10-QSB or as otherwise identified and described in subsequent reports filed by the Company pursuant to the 1934 Act, there has not been:

                          (i) any declaration or payment of any dividend, or any
authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company except quarterly dividends paid on preferred stock of the Company as described generally in the Company's Form 10-KSB;

                          (ii) any material damage, destruction or loss, whether
or not covered by insurance to any assets or properties of the Company or any of its subsidiaries;

                          (iii) any waiver by the Company or any of its
subsidiaries of a valuable right or of a material debt owed to it;

                          (iv) any satisfaction or discharge of any lien, claim
or encumbrance or payment of any obligation by the Company or any of its subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                          (v) except with respect to the cessation of the
operations of its wholly owned subsidiary Infinitespace.com, and the severance agreements with E. Ted Prince and John Pemble, any material change or amendment to a material contract or arrangement by which the Company or any of their subsidiaries or any of its assets or properties is bound or subject;

                          (vi) any labor difficulties or labor union organizing
activities with respect to employees of the Company or any of its subsidiaries;
or

                          (vii) any transaction entered into by the Company or
any of its subsidiaries other than in the ordinary course of business.

                      (b) The Investors acknowledge that the financial condition and results of operation of the Company has materially deteriorated from that set forth in the financial statements contained in the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2000.

         Section 3.7 SEC Filings; Material Contracts .

                      (a) As of its filing date, each report filed by the Company with the SEC pursuant to the 1934 Act, complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                      (b) Each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                      (c) Except as described in the Company's SEC Filings, there are no agreements or instruments currently in force and effect that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any material amounts of any equity security of any kind, or to transfer any material amounts of any equity security of any kind.

         Section 3.8 Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the 1933 Act.

         Section 3.9 No Violation; Conflicting Agreements. Except as otherwise disclosed to the Investors in writing, the execution and delivery of this Agreement by the Company or the other Investment Agreements nor the performance by the Company of its obligations hereunder or thereunder will (a) conflict with or result in any breach of any provision of the Company's Certificate of Incorporation or Bylaws; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any lien or encumbrance on the Company's properties or assets or any right of termination, cancellation or acceleration under any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which its properties or assets may be bound, or (c) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any court, administrative agency or governmental authority binding on the Company or any of its properties or assets.

         Section 3.10 Compliance with Applicable Law. The Company is currently in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, writs, requirements and injunctions of all governmental authorities, except for such noncompliance that, individually and in the aggregate, is not reasonably likely to have a Material Adverse Effect.

         Section 3.11 Licenses and Permits. The Company possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights free from material restrictions, that are necessary for the ownership, maintenance and operation of their respective properties and assets, and neither is in violation of any thereof except for such violations that, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect.

         Section 3.12 Consents. Except for the consent of Silicon Valley Bank and for the approval of the Company's stockholders as contemplated under Section
6.3 hereof, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other party is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement or the other Investment Agreements or the performance by the Company of its obligations hereunder.

         Section 3.13 Litigation, Orders. Except as set forth on Schedule 3.13, there are no claims, actions, suits, proceedings, or, to the best knowledge of the Company, investigations or inquiries pending before any court, arbitrator or governmental or regulatory official or office, or, to the knowledge of the Company, threatened, against or affecting the Company or questioning the validity of this Agreement, the other Investment Agreements or the transactions contemplated hereby, thereby or under the Certificate of Incorporation or any action taken or to be taken by the Company pursuant to this Agreement, the other Investment Agreements, at law or in equity; nor, to the knowledge of the Company, is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding that is reasonably likely to have a Material Adverse Effect.

         Section 3.14 Title to Properties; Encumbrances. The Company has good title to all of its properties and assets, including any vehicles, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, that do not materially detract from the value of or interfere with the present use of the property affected thereby or which are not reasonably likely to have a Material Adverse Effect. All leases pursuant to which the Company leases personal property, including any vehicles, are in good standing, valid and effective in accordance with their respective terms, and there is no existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which the Company has not taken adequate steps to prevent such a default from occurring) thereunder.

         Section 3.15 Intellectual Property. The Company and its subsidiaries own or possess adequate trademarks and trade names and have all other rights to inventions, know-how, patents, copyrights, trademarks, trade names, confidential information and other intellectual property (collectively, "Intellectual Property Rights"), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims (except the security interest of Silicon Valley Bank granted by the Company in connection with the working capital credit line extended to the Company by Silicon Valley Bank), necessary to conduct the business now operated by them, or presently employed by them, and presently contemplated to be operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights. No proprietary technology of any Person was used in the design or development by the Company of (or otherwise with respect to) any of the Intellectual Property Rights, which technology was not properly acquired by the Company from such Person.

         Section 3.16 Environmental Matters. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

         Section 3.17 Transactions with Affiliates. Other than pursuant to the Company's option plans and any employment agreements, there are no loans, leases, agreements, understandings, commitments or other continuing transactions between the Company and any officer, director or five percent or greater stockholder of the Company, or any family member or any person or entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control of any of the foregoing persons.

         Section 3.18 Financial Statements. The financial statements included in each SEC Filing present fairly and accurately the consolidated financial position of the Company and its subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth on Schedule 3.18 or in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

         Section 3.19 Insurance Coverage. The Company and its subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted, and properties owned or leased, by the Company and its subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

         Section 3.20 Compliance with Nasdaq Continued Listing Requirements . The shares of Common Stock are duly listed for trading on the Nasdaq SmallCap Market. Except as set forth on Schedule 3.13 there are no proceedings pending or to the Company's knowledge threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market.

         Section 3.21 Acknowledgment of Dilution. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially. The Company's executive officers and directors have studied and fully understand the nature of the transactions being contemplated hereunder and recognize that they have a potential dilutive effect.

         Section 3.22 Investment Banking, Brokerage. Except for the Common Warrant, there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers, accountants and other consultants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any Affiliate. The Company shall indemnify the Investors against any claims for any such fees, commissions or compensation payable to any broker or finder claiming through the Company or any Affiliate thereof in connection with the transactions contemplated by this Agreement or the other Investment Agreements and shall pay all expenses incurred by the Investors in connection with the defense of any action brought against the Investors to collect any such fees, commissions or compensation by any broker or finder claiming through the Company or any Affiliate.

         Section 3.23 Disclosure. The representations and warranties made or contained in this Agreement, the schedules and exhibits hereto and the certificates delivered pursuant to the terms hereof, and the written current information concerning the business of the Company delivered to the Investors in connection with or pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading. No event has occurred and nothing material has come to the attention of the Company that would indicate that any of such information (together with any written updates thereof furnished by them) is not true and correct in all material respects as of the date hereof.

                                   ARTICLE IV.

                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each of the Investors represents and warrants to the Company as to itself as follows:

         Section 4.1 Organization and Existence. The Investor is a validly existing limited liability company or limited partnership and has all requisite limited liability company or limited partnership power and authority to invest in the Securities pursuant to this Agreement.

         Section 4.2 Authorization. The execution, delivery and performance by the Investor of the Investment Agreements have been duly authorized and each of the Investment Agreements will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their terms.

         Section 4.3 Investment Representations .

                      (a) It is purchasing the Debentures and the other Securities to be acquired pursuant to this Agreement for the Investor's own account, for investment only and not with a view to or for sale in connection with the distribution thereof except for sales contemplated by the Registration Rights Agreement.

                      (b) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto.

                      (c) It is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

                      (d) It has reviewed and acknowledges the Risk Factors set forth on Schedule 4.3 and acknowledges that the financial condition and results of operation of the Company have materially deteriorated from that set forth in the Company's financial statements contained in its Quarterly Report on Form 10-QSB for the period ended September 30, 2000.

                      (e) It has had the opportunity to ask questions and receive and has received answers concerning the terms and conditions of the offering of securities purchased hereunder, as well as the opportunity to obtain additional information necessary to verify the accuracy of information furnished in connection with such offering that the Company possesses or can acquire without unreasonable effort or expense; provided, however, such Investor has relied upon the representations and warranties of the Company set forth in this Agreement, and this Section 4.3 shall not be interpreted to limit that reliance.

                  (f) It understands that none of the Securities have been registered under the 1933 Act or any state or foreign securities laws, and may not be transferred unless subsequently registered thereunder or pursuant to an exemption from registration, and that a legend indicating such restrictions will be placed on the certificates representing such Securities.

                  (g) Lori Frank, Glen Sturm and Baram Yusefzadeh have only recently joined the Company's Board of Directors and are not familiar with the past operations of the Company. In that regard, the Investors agree that while such directors have voted to approve this Agreement and the transactions contemplated hereby, nothing contained herein or therein shall constitute any such director's personal certification of the accuracy or completeness of any of the Company's representations or warranties contained herein or therein.

         Section 4.4 Brokerage. Except for the issuance of the Common Warrant to Selway Management, there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (other than professional fees to lawyers, accountants and other consultants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor or any of its affiliates. The Investors shall indemnify the Company against any claims for any such fees, commissions or compensation payable to any broker or finder claiming through the Investors or any affiliate thereof in connection with the transactions contemplated by this Agreement and shall pay all expenses incurred by the Company in connection with the defense of any action brought against the Company to collect any such fees, commissions or compensation by any broker or finder claiming through the Investor or any Affiliate.

         Section 4.5 Authority; Binding Effect. The execution, delivery and performance of the obligations of the Investor hereunder have been duly authorized by all necessary company or partnership action. The execution, delivery and performance of this Agreement and the other Investment Agreements, will not violate any provision of the corporate documents of the Investor, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, of any provision of law, rule or regulation applicable to the Investor. This Agreement and the other Investment Agreements have been duly executed and delivered by the Investor, and each such agreement is a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                                   ARTICLE V.

                         COVENANTS PENDING THE CLOSING

         During the period from the date of this Agreement and continuing until the Initial Closing, the Company covenants and agrees, unless otherwise specifically provided in this Agreement, or unless the Investors shall otherwise agree in writing, to do the following:

         Section 5.1 Access to Information and Records. The Company shall permit the Investors to continue to make such reasonable investigation of the operations and properties of the Company, including providing access to the Company's officers and its books and records and other documents, as the Investors deems necessary or advisable in connection with the transactions contemplated hereby.

         Section 5.2 Consents; Approvals; Efforts to Close. The Company shall use its best efforts to obtain, prior to the Initial Closing, all consents necessary for the consummation of the transactions contemplated hereby. All such consents shall be in writing and in form and substance reasonably satisfactory to the Investors, and executed counterparts thereof shall be delivered to the Investors promptly after receipt thereof by the Company, but in no event later than the Initial Closing.

         Section 5.3 Increase in Board Size. The Company shall increase the size of its Board of Directors to ten (10) persons and the Board shall have elected the following four (4) persons to fill four of the five vacancies created by such increase: Yoav M. Cohen, Lori Frank, Glenn W. Sturm and Bahram Yusefzadeh.

                                   ARTICLE VI.

                      AFFIRMATIVE COVENANTS OF THE COMPANY

         So long as any of the Debentures or Preferred Shares remain outstanding, the Company shall comply with the following covenants:

         Section 6.1 Proceeds. The Company shall use the proceeds from the issuance and sale of the Debentures to repay the Bridge Loan and for working capital purposes only and shall not, directly or indirectly, use such proceeds or any portion thereof to make any payments or pay any dividends to stockholders or other Affiliates of the Company or to repay any indebtedness other than in the ordinary course of business.

         Section 6.2 Reports. The Company will furnish to the Investors the following reports, each of which shall be provided to the Investor by next day overnight courier.

         Section 6.3 Shareholder Approval. Promptly after the Initial Closing, the Company shall prepare a Proxy Statement and call a special meeting of its stockholders (the "Special Meeting") seeking the approval of the stockholders for the issuance of Warrant Shares upon the exercise of the Warrants and the issuance of Preferred Shares upon conversion of any Debentures which may be issued in connection with the Additional Investment or in payment of any dividends on any of the Preferred Shares. The Proxy Statement shall be prepared in accordance with Schedule 14A of the SEC's rules and regulations. The Company's counsel shall consult and cooperate with Investor's counsel in the preparation of such proxy material and provide copies of all drafts of any proxy materials to counsel for the Investors for its review prior to filing with the SEC. At the request of the Investors, the Company will seek an exemption from the NASD pursuant to Rule 4310(c)(25)(G)(ii) of the NASD Rules of Governance requiring shareholder approval of the above-referenced issuances and if such exemption is obtained, the Company will not be required to hold the Special Meeting.

         Section 6.4 Directors' Indemnification and Insurance. The Certificate of Incorporation or Bylaws of the Company shall at all times provide for indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law. The Company shall maintain on reasonable business terms directors' and officers' liability insurance coverage.

         Section 6.5 Insurance. The Company shall keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability and the perils of casualty and fire and other hazards and risks and liability to persons and property in amounts of coverage as are sufficient in nature and amount to allow the Company to replace any of its material properties or assets which might be damaged or destroyed and sufficient to cover liabilities to which the Company could reasonably be expected to become subject.

         Section 6.6 Conduct of Business. The Company shall continue to engage principally in the business now conducted by the Company or a business or businesses similar thereto. The Company shall keep in full force and effect its corporate existence and all Intellectual Property rights and licenses necessary or useful in its business.

         Section 6.7 Payment of Taxes, Compliance with Laws, etc. The Company shall pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or its income or property before the occurrence of any default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company shall comply with all applicable laws and regulations in the conduct of its business, including, without limitation, all applicable federal and state securities laws in connection with the issuance of any securities.

         Section 6.8 Right of the Investors to Participate in Future Transactions. The Investor will have a right to participate in future non-public capital raising transaction on the terms and conditions set forth in this Section 6.8. During such period, the Company shall give ten (10) business days advance written notice to the Investors prior to any non-public offer or sale of any of the Company's equity securities or any securities convertible into or exchangeable or exercisable for sch securities by providing to the Investor a comprehensive term sheet containing all significant business terms of such a proposed transaction. Each Investor shall have the right (pro rata in accordance with the Investor's participation in this offering) to purchase all (but not less than all) of such securities which are the subject of such a proposed transaction for the same consideration and on the same terms and conditions as contemplated for such third-party sale. The Investor's rights hereunder must be exercised in writing by the Investors within five (5) business days following receipt of the notice from the Company. If, subsequent to the Company giving notice to the Investors hereunder but prior to the Investors exercising their right to participate (or the expiration of the five-day period without response from the Investors), the terms and conditions of the proposed third-party sale are changed from that disclosed in the comprehensive term sheet provided to the Investors, the Company shall be required to provide a new notice to the Investors hereunder and the Investors shall have the right, which must be exercised within five (5) business days of such new notice, to exercise their rights to purchase the securities on such changed terms and conditions as provided hereunder. In the event the Investors do not exercise their rights hereunder, or affirmatively decline to engage in the proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to the Investors.

         Section 6.9 Reservation of Securities. The Company hereby agrees, at all times with respect to the conversion of the Debentures, exercise of the Warrants and conversion of the Preferred Shares to reserve and keep available out of its authorized but unissued shares of Common Stock and Preferred Stock, such number of shares of Common Stock and Preferred Stock as shall from time to time equal the number of Preferred Shares and Common Shares sufficient to permit the issuance of such Shares upon the exercise or conversion of any such Securities.

         Section 6.10 Agreements. The Company shall not amend, modify or waive any provisions of any confidentiality and non-disclosure agreement or non-competition agreement between the Company and any of their respective employees, officers, directors or agents, or any other party with whom such agreement may now or hereafter exist.

         Section 6.11 Material Adverse Changes. The Company shall promptly advise the Investors in writing of any event, including without limitation any suit or proceeding commenced or threatened against the Company, that in the reasonable judgment of the Company could have a Material Adverse Effect.

         Section 6.12 Inspection. The Company shall, upon reasonable prior notice, permit authorized representatives of the Investor to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested.

         Section 6.13 No Conflicting Agreements. The Company will not, and will not permit its subsidiaries to, take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investor under the Agreements.

         Section 6.14 Compliance with Laws. For so long as the Investor beneficially owns any of the Securities, the Company will use reasonable efforts, and will cause each of its subsidiaries to use reasonable efforts, to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

         Section 6.15 Corporate Existence. So long as the Investors beneficially own any of the Securities, the Company shall maintain its corporate existence.

         Section 6.16 Remedies. The Investors shall be entitled to a decree of specific performance to enforce its rights hereunder and the other Investment Agreements. The Company shall indemnify and hold harmless the Investor from and against any loss, liability, costs, expenses or fees (including reasonable attorneys fees) arising out of (i) the entry into and performance of the Agreements by the Investor, (ii) any breach by the Company of any representation, warranty, covenant or agreement in any of the Agreements, and/or
(iii) the enforcement of this Section.

         Section 6.17 Expenses. Irrespective of any approvals necessary to consummate the transactions contemplated hereby from the Board of Directors of the Company or from the Company's stockholders, the Company shall pay at the Initial Closing, the Second Closing and any Additional Closing (which shall include any closing with respect to the conversion of the Debentures or Preferred Shares or exercise of the Warrants, all expenses and disbursements incurred by the Investors in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, the other Investment Agreements and all transactions contemplated herein or therein, including, without limitation, accounting and attorneys' fees and expenses incurred in investigating the business and affairs of the Company (including, without limitation, travel expenses) (the "Investor Expenses"). The Company shall remain liable for the Investor Expenses notwithstanding any termination of this Agreement.

         Section 6.18 Negative Covenants. (a) So long as the Debentures or any of the Preferred Shares are outstanding the following matters shall require the approval of holders of more than fifty percent of the principal amount of the Debentures and the approval of the holders of a majority of the Preferred Shares then outstanding, voting as a class:

                      (i) the authorization and adoption of any amendment to the Certificate of Incorporation or by-Laws of the Company or any subsidiary, or any other action which would have the effect of amending the specific rights, preferences or privileges of the Preferred Shares;

                      (ii) the authorization or issuance of any equity securities of any class with rights equal to or superior to those of the Preferred Shares, or other securities convertible into such securities, and entering into any contract or granting any option for the issuance of any such securities;

                      (iii) the merger or consolidation of the Company or any subsidiary with and/or into any Company, firm, or entity;

                      (iv) the sale or other disposal of all or substantially all of the Company's or any subsidiary's assets;

                      (v) entering into voluntary liquidation or effecting the winding up of the Company or any subsidiary;

                      (vi) entering into any transactions with any officer, director, stockholder or other interested Party involving payments in excess of $25,000;

                      (vii) incurrence of debt, on behalf of either the Company or any subsidiary which in one transaction, or in a series of related transactions, in the aggregate, exceeds the amount of US $200,000 in any fiscal year;

                      (viii) the investment by the Company with or into any other corporation, company, partnership or other person, or the lending of any funds to or issuing the guaranty of the Company for the obligations of any other Person;

                      (ix) incurring any capital expenditures which exceed individually or in the aggregate of $200,000 in any fiscal year;

                      (x) granting any new liens or encumbrances on any assets of the Company;

                      (xi) declaring or paying any dividend or other distribution of cash, shares, or other assets to the stockholders of the Company in their capacity as such;

                      (xii) appointing and setting the compensation of the Company's and any subsidiary's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer;

                      (xiii) increasing or decreasing the number of directors serving on the Board of Directors of the Company or any subsidiary or changing the manner of their designation to the Board;

                      (xiv) effecting a fundamental change in the Line of Business of the Company or any subsidiary; and

                  (b) In the event that the Investors have not made the Additional Investment and provided the Company has complied with the provisions of Section 6.8 hereof, the Investors agree that the Company shall be permitted to raise additional capital or incur additional indebtedness without regard to the negative covenant set forth in Section 6.18(a)(vii) hereof.

                                  ARTICLE VII.

     CONDITIONS TO OBLIGATIONS OF THE INVESTORS WITH RESPECT TO THE CLOSINGS

         The obligations of the Investors under this Agreement are subject to the satisfaction, at or before each Closing Date, of each of the following conditions:

         Section 7.1 Representations and Warranties of the Company. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of each Closing as though made at that time (except for representations and warranties that expressly relate to a different date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. The Investors shall have received a certificate, executed on behalf of the Company by its Chief Executive Officer, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investors.

         Section 7.2 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (a) restrains or prohibits the consummation of any of the transactions contemplated hereby or (b) could have a Material Adverse Effect.

         Section 7.3 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of any of the transactions contemplated hereby.

         Section 7.4 Resolutions of the Company. The Company shall have delivered to the Investors copies of duly adopted resolutions of the Company's Board of Directors and the stockholders, certified by the Secretary of the Company as in full force and effect on the Closing Date, authorizing, among other things, the execution and delivery of this Agreement and the other Investment Agreements and the consummation of the transactions contemplated hereby and thereby.

         Section 7.5 Material Adverse Change. There shall not have occurred between the date hereof and each Closing any event or series of related events that, individually or in the aggregate, have or could reasonably be anticipated to have a Material Adverse Effect as determined by the Investors in their sole discretion.

         Section 7.6 All Proceedings Satisfactory. All corporate proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Investors.

         Section 7.7 Investment Agreements. The Company shall have executed and delivered all of the Investment Agreements to which it is a party.

         Section 7.8 Consents. The Company shall have obtained the written consents of all parties necessary for the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the other Investment Agreements all of which written consents shall be reasonably satisfactory in form, scope and substance to the Investor.

         Section 7.9 Director Voting Agreements and Proxies. Each of the directors of the Company shall have delivered to the Investors their respective agreement and proxy in the form attached as Exhibit H to vote all shares of Common Stock of the Company held by them in favor of the items for which stockholder approval is being sought at the Special Meeting.

         Section 7.10 Opinion of Counsel. Counsel to the Company shall issue and deliver to the Investors an opinion of counsel in form and substance reasonably satisfactory to the Investors.

         Section 7.11 CIP Fee Agreement. The Company shall have executed and delivered to CIP a Fee Agreement in the form attached hereto as Exhibit I.
Section 7.12 Expenses. The Company shall have paid the Investor Expenses.

         Section 7.13 No Default. No default, or event which, but for the lapse of time or the giving of notice or both, would constitute a default of the Company's obligations pursuant to this Agreement or the and the other Investment Agreements shall have occurred and be continuing.

                                  ARTICLE VIII.

                         OPTIONAL ADDITIONAL INVESTMENT

         The Company agrees with the Investors that the Investors shall have the option to purchase from the Company up to an additional $3,000,000 principal amount of Debentures (the "Additional Investment") within one hundred twenty
(120) days after the Initial closing Date on the same terms and conditions as are set forth in this Agreement. The Investors shall have the right to assign all or a portion of their rights to make the Additional Investment to one or more other parties.

         To exercise the right to make an Additional Investment an Investor shall provide the Company with no less than three (3) business day prior written notice setting forth the principal amount of Debentures that the Investor intends to purchase.

                                   ARTICLE IX.

      CONDITIONS TO OBLIGATIONS OF THECOMPANY WITH RESPECT TO THE CLOSINGS

         The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

         Section 9.1 Representations and Warranties of the Investors. The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the date of the Closing as though made at that time (except for representations and warranties that expressly relate to a different date).

         Section 9.2 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that restrains or prohibits the consummation of any of the transactions contemplated by this Agreement.

         Section 9.3 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of any of the transactions contemplated hereby.

                      ARTICLE X. TERMINATION OF AGREEMENT

         Section 10.1 Termination of Agreement. This Agreement may be terminated with respect to any Closing at any time prior to such Closing:

                   (a) by mutual written consent duly executed by the Company and the Investors;

                   (b) by the Company if the Initial Closing shall not have been consummated, on or before November 29, 2000 or the Company if the Second Closing shall not have been consummated on or before sixty (60) days after the Initial closing Date (or such later dates as the Company and the Investor shall agree); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any covenant or agreement under this Agreement or breach of a representation or warranty set forth herein has, in full or in material part, been the cause of or resulted in the failure of the Closing to occur on or before such date.

                                   ARTICLE XI.

                                 MISCELLANEOUS

         Section 11.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between the Company and the Investors and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof or thereof. No provision hereof may be waived except by a written instrument signed by the party so waiving such provision. This Agreement may not be amended except by a written instrument duly executed by the Company and the Investors. No supplement or modification of this Agreement shall be binding unless in writing and approved and executed by the requisite parties in accordance with this Section 11.1. Any amendment or waiver effected in accordance with this Section 11.1 shall be binding upon each holder of shares of the Debentures purchased under this Agreement at the time outstanding, each future holder of all Securities of the Company.

         Section 11.2 Indemnification .

                   (a) The Company shall indemnify each Investor and hold it harmless from any and all actual damage, liability and reasonable expense (including reasonable legal fees and costs, but excluding any liability for consequential damages or loss of profit) sustained or incurred by the Investor as a result of or in connection with the breach of any representation, warranty, covenant or agreement contained in this Agreement.

                   (b) The obligations of the Company under this Section 11.2 shall survive the sale, transfer, redemption or conversion of any of the Debentures, each Closing and the termination of this Agreement and the transactions contemplated hereby. The agreements contained in this Section 11.2 shall be in addition to any other rights of the indemnified parties against the Company or others.

         Section 11.3 Survival of Representations, Warranties and Covenants; Assignability of Rights. All covenants, agreements, representations and warranties and indemnification obligations of the Company made herein and to be performed prior to or at the Closing and in the certificates, exhibits, schedules or other written current and historical information delivered or furnished to the Investors in connection herewith or therewith (i) shall be deemed to have been relied upon by the Investors, and shall survive each delivery of the shares of the Debentures for a period of twelve (12) months and shall inure to the benefit of each Investor's successors and assigns and to transferees of the shares of the Debentures or any Preferred Shares.

         Section 11.4 Governing Law; Jurisdiction; Venue. This Agreement shall be governed by the laws of the State of New Jersey without regard to its conflicts of laws principles. The state and federal courts of the State of New Jersey shall have exclusive jurisdiction to hear and determine any claims or disputes between the Investors and the other party or parties hereto pertaining directly or indirectly to this Agreement and all documents, instruments and agreements executed pursuant hereto, or to any matter arising therefrom (unless otherwise expressly provided for therein). To the extent permitted by law, each party hereby expressly submits and consents in advance to such exclusive jurisdiction in any action or proceeding commenced by an Investor in any of such courts, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such party at the address to which notices are to be sent pursuant to this Agreement. To the extent permitted by law, should any party, after being so served fail to appear or answer to any summons, complaint, or process or papers so served within 30 days after the mailing thereof, such party shall be deemed in default and an order and/or judgment may be entered by such Investors against such party as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum set forth in this Section 11.4 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction.

         Section 11.5 Section Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction or interpretation of any provision hereof.

         Section 11.6 Counterparts. This Agreement may be executed simultaneously by facsimile and in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         Section 11.7 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, or nationally recognized overnight courier, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:

         If to the Company:

                  insci.statements.com, corp.
                  Two Westborough Business Park
                  Westborough, Massachusetts 01581
                  Facsimile:
                  Attention: Chief Executive Officer

         If to the Company at the address set forth above. If to the Investor, at the address set forth on the signature pages hereto,

         Section 11.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         Section 11.9 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes any other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         Section 11.10 Press Release and Filings. The Company and the Investors shall use reasonable best efforts to (i) develop a joint press release with respect to this Agreement and the transactions contemplated hereby, (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, consult with each other before issuing any press release, or to the extent practical, otherwise before making any public statement with respect to this Agreement or the transactions contemplated hereby or (iii) jointly develop and make any required SEC Filings with the SEC and any securities exchange on which the Company's securities are listed. In addition to the foregoing, neither the Company nor the Investors shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this counterpart signature page to this Investment Agreement as of the day and year first above written.

                                        INSCI-STATEMENTS.COM, CORP.


                                   By:
                                       ---------------------------------------
                                        Name: E. Ted Prince
                                        Title:


                                        SELWAY PARTNERS, LLC


                                   By:
                                       ---------------------------------------
                                        Name: Yoav M. Cohen
                                        Title: Vice President and COO


                                        CIP CAPITAL L.P.
                                   By:  CIP Capital Management  Inc.


                                   By:
                                       ---------------------------------------
                                        Name: Joseph Corr
                                        Title: President